UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2014

NEW INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-192966	46-4702118
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 924-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

On March 13, 2014, Investors Bancorp Inc., a Delaware corporation (the “Company”), New Investors Bancorp, Inc., a Delaware corporation (“New Investors Bancorp”), Investors Bancorp, MHC and Investors Bank (collectively, “Investors”) entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”), in connection with the second step conversion of Investors Bancorp, MHC and the related stock offering by New Investors Bancorp.  KBW will act as selling and conversion agent during the subscription offering and as a joint book-running manager in any underwritten offering.

For these services, KBW will receive a fee of 0.625% on the aggregate dollar amount of common stock sold in the subscription offering. No fee will be payable with respect to shares purchased by officers, directors, employees (or their immediate families) of Investors, shares purchased by Investors’ tax-qualified and non-qualified employee benefit plans and shares issued to the Investors Charitable Foundation. No sales fee will be payable with respect to the shares issued in the exchange for shares owned by stockholders of the Company.

In any firm commitment underwritten offering by New Investors Bancorp, the underwriting discount will not exceed 3.6% of the aggregate amount of common stock sold in the firm commitment underwritten offering to the joint book-running managers, and any other broker-dealers included in the firm commitment underwritten offering. All fees payable with respect to a firm commitment underwritten offering will be in addition to fees payable with respect to the subscription offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-192966) filed by New Investors Bancorp under the Securities Act of 1933, as amended, and a related prospectus dated March 13, 2014.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01                      Other Events

On March 14, 2014, the Company and New Investors Bancorp announced that the registration statement relating to the sale of common stock of New Investors Bancorp had been declared effective by the Securities and Exchange Commission on March 13, 2014 and that offering materials will be mailed to depositors and certain former depositors eligible to purchase shares in the subscription offering, and proxy solicitation materials will be mailed to depositors and stockholders, on or before March 21, 2014.

A copy of the press release dated March 14, 2014, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

                       (d)           Exhibits

Exhibit No.	Description

1.1	Agency Agreement dated March 13, 2014, by and among Investors Bancorp Inc., New Investors Bancorp, Inc., Investors Bank and Investors Bancorp, MHC and Keefe, Bruyette & Woods, Inc.

99.1	Press Release dated March 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW INVESTORS BANCORP, INC.
DATE: March 18, 2014	By:	/s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Senior Vice President and Chief Financial Officer (Principal Financial Officer)